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                                                                  Exhibit 10.6











                             SHAREHOLDERS AGREEMENT

                                  by and among

                       DUKE ENERGY NATURAL GAS CORPORATION

                                       and

                           PHILLIPS PETROLEUM COMPANY

                         Dated as of _________ __, 2000



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                                TABLE OF CONTENTS

                                                    ARTICLE I
                                               CERTAIN DEFINITIONS

Section 1.1       Definitions....................................................................................1
Section 1.2       Construction...................................................................................4

                                                    ARTICLE II
                                                BOARD OF DIRECTORS

Section 2.1       Composition of the Corporation Board...........................................................5
Section 2.2       Removal and Replacement of Directors...........................................................5

                                                   ARTICLE III
                                                 OTHER AGREEMENTS

Section 3.1       Special Buy-out Right..........................................................................6

                                                    ARTICLE IV
                                       LIQUIDITY AND TRANSFER RESTRICTIONS

Section 4.1       Right of First Offer...........................................................................7
Section 4.2       Change of Control..............................................................................8
Section 4.3       Open Market Purchases and Transfers...........................................................10
Section 4.4       Affiliate Transfers...........................................................................10
Section 4.5       Void Transfers................................................................................10

                                                    ARTICLE V
                                                   TERMINATION

Section 5.1       Termination...................................................................................10

                                                    ARTICLE VI
                                                  MISCELLANEOUS

Section 6.1       Counterparts..................................................................................10
Section 6.2       Governing Law; Jurisdiction and Forum; Waiver of Jury Trial...................................11
Section 6.3       Entire Agreement..............................................................................11
Section 6.4       Expenses......................................................................................11
Section 6.5       Notices.......................................................................................11
Section 6.6       Successors and Assigns........................................................................13
Section 6.7       Headings; Definitions.........................................................................13
Section 6.8       Amendments and Waivers........................................................................13
Section 6.9       Severability..................................................................................13
Section 6.10      Interpretation................................................................................13
Section 6.11      Specific Performance..........................................................................14



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         SHAREHOLDERS AGREEMENT, dated as of ____________, 2000 (this
"Agreement"), by and among DUKE ENERGY NATURAL GAS CORPORATION, a Delaware corporation ("DENG"), and PHILLIPS PETROLEUM COMPANY, a Delaware corporation ("PGCSI Parent" or "Phillips").

                                    RECITALS

         1. DENG, an indirect wholly owned subsidiary of Duke Energy Corporation, a North Carolina corporation ("Duke"), and PGCSI Parent are currently Shareholders (as defined below) of Duke Energy Field Services Corporation (the "Corporation").

         2. The Shareholders desire to set forth herein the terms and conditions concerning their ownership of and cooperation concerning the Corporation.

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Shareholders agree as follows:

                                    ARTICLE I
                              CERTAIN DEFINITIONS

         Section 1.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

         "Affiliate" shall mean, with respect to any Person, a Person directly or indirectly Controlling, Controlled by or under common Control with such Person.

         "Agreement" shall have the meaning set forth in the Preamble.

         "Appraiser Committee" shall have the meaning set forth in Section
3.1(b).

         "Business Day" shall mean any day on which banks are generally open to conduct business in the State of New York.

         "Buy-Out Notice" shall have the meaning set forth in Section 3.1(a).

         "Buy-Out Right" shall have the meaning set forth in Section 3.1(a).

         "Change of Control" shall mean an event (such as a Transfer of voting securities) that causes a Person that holds a Corporation Interest to cease to be Controlled by such Person's Parent; provided, however, that an event that causes Duke or Phillips to be Controlled by another Person shall not constitute a Change of Control, and a Transfer by either a Duke Shareholder or a Phillips Shareholder of its Corporation Interest shall not constitute a Change of Control (it being the intent of the parties that such Transfers shall be governed by and subject to the right of first offer provisions set forth in Section 4.1 hereof).

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         "Changing Party" shall have the meaning set forth in Section 4.2(b).

         "Changing Party Appraiser" shall have the meaning set forth in Section 4.2(c).

         "Contribution Agreement" shall mean the Contribution Agreement by and among Phillips, Duke and Duke Energy Field Services L.L.C., dated as of December 16, 1999.

         "Control" shall mean the possession, directly or indirectly, through one or more intermediaries, by any Person or group (within the meaning of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended) of both of the following:

         (a) (i) in the case of a corporation, more than 25% of the direct or indirect economic interests in the outstanding equity securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 25% of the distributions therefrom (including liquidating distributions); (iii) in the case of a trust or estate, including a business trust, more than 25% of the beneficial interest therein; and (iv) in the case of any other entity, more than 25% of the economic or beneficial interest therein; and

         (b) in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to control or direct the management and policies of the entity.

         "Control Acceptance" shall have the meaning set forth in Section
4.2(b).

         "Control Appraiser Committee" shall have the meaning set forth in
Section 4.2(c).

         "Control Notice" shall have the meaning set forth in Section 4.2(b).

         "Control Offer Period" shall have the meaning set forth in Section 4.2(b).

         "Corporation" shall have the meaning set forth in the Preamble.

         "Corporation Board" shall have the meaning set forth in Section 2.1.

         "Corporation Common Stock" shall mean the common stock, par value $0.01 per share, of the Corporation.

         "Corporation Interest" shall mean, with respect to any Person, such Person's percentage ownership (direct and indirect), exclusive of any Market Shares owned (directly or indirectly) by such Person, of the outstanding Corporation Common Stock at the time of measurement.

         "DENG" shall have the meaning set forth in the Preamble.

         "Director" shall mean one or more of the members of the Corporation Board, as the context may require.

         "Duke" shall have the meaning set forth in the Recitals.

         "Duke Appraiser" shall have the meaning set forth in Section 3.1(a).

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         "Duke Directors" shall have the meaning set forth in Section 2.1.

         "Duke Shareholder" shall mean the holder of any Corporation Common Stock (other than Market Shares) that is Duke or a Subsidiary of Duke or, if at any time there is more than one such holder, each of such holders.

         "Fair Market Value" shall mean, with respect to any Person's Corporation Interest, a purchase price equal to the value that would be obtained for such Corporation Interest in an arm's-length transaction between an informed and willing buyer under no compulsion to buy and an informed and willing seller under no compulsion to sell such Corporation Interest.

         "GAAP" shall mean generally accepted accounting principles in the United States.

         "Governmental Entity" shall mean any federal, state, political subdivision or other governmental agency or instrumentality, foreign or domestic.

         "Independent Directors" shall mean directors meeting the independence and experience requirements, as set forth by the New York Stock Exchange as of the date of the IPO for membership on an audit committee of a board of directors, with respect to each of PGCSI Parent, DENG, Duke and the Corporation.

         "IPO" shall mean the initial offering of shares of Corporation Common Stock to the public in a transaction registered under the Securities Act.

         "Market Shares" shall mean shares purchased by a Person through open-market purchases, other than those shares purchased to prevent dilution in accordance with Article X of the Certificate of Incorporation of the Corporation.

         "Neutral Appraiser" shall have the meaning set forth in Section 3.1(b).

         "Neutral Control Appraiser" shall have the meaning set forth in Section 4.2(c).

         "Non-Changing Party" shall have the meaning set forth in Section
4.2(b).

         "Non-Changing Party Appraiser" shall have the meaning set forth in
Section 4.2(b).

         "Non-Transferring Entity" shall have the meaning set forth in Section 4.1.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "Parent" shall mean, with respect to a particular Person, the Person that Controls such particular Person and that is not itself Controlled by any other Person.

         "Party" shall mean each of DENG and PGCSI Parent and any Affiliates of Duke or Phillips, respectively, who become party hereto in accordance with
Section 4.4.

         "Person" shall mean any individual, partnership, limited liability company, firm, corporation, association, joint venture, trust or other entity or any Governmental Entity.


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         "PGCSI Parent" shall have the meaning set forth in the Preamble.

         "Phillips" shall have the meaning set forth in the Preamble.

         "Phillips Appraiser" shall have the meaning set forth in Section
3.1(b).

         "Phillips Directors" shall have the meaning set forth in Section 2.1.

         "Phillips Shareholder" shall mean the holder of any Corporation Common Stock (other than Market Shares) that is Phillips or a Subsidiary of Phillips or, if at any time there is more than one such holder, each of such holders.

         "Phillips Veto" shall mean the failure of the requisite number of directors of the Corporation Board to vote in favor of any of the actions described in Exhibit B hereto where none of the Phillips Directors voted in favor of such action; provided, however, that if any of the Duke Directors failed to vote in favor of such action, such failure of the requisite number of directors of the Corporation Board to vote in favor of such action shall not constitute a Phillips Veto.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Shareholder" shall have the meaning set forth in Section 4.1.

         "Subsidiary" shall mean, when used with respect to any Person, any Affiliate of such Person that is Controlled by such Person.

         "Total Corporation Interest" shall mean, with respect to any Person, the sum of (i) such Person's Corporation Interest and (ii) any Market Shares owned (directly or indirectly) by such Person (expressed as a percentage of the outstanding Corporation Common Stock at the time of measurement).

         "Transfer" shall mean any sale, assignment or other transfer, whether by operation of law or otherwise (but not any deemed transfer pursuant to Section 338 of the United States Internal Revenue Code of 1986, as amended, of the assets of a corporation or its Subsidiary in connection with the purchase of the stock of such corporation).

         "Transfer Notice" shall have the meaning set forth in Section 4.1.

         "Transferring Entity" shall have the meaning set forth in Section 4.1.

         Section 1.2 Construction. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement; (d) references to laws refer to such laws as they may be amended from time to time, and references to particular provisions of a law include any corresponding provisions of any succeeding law;
(e) references to money refer to legal currency of the United States of America;
(f) the word "including" means "including, without limitation"; and (g) all capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.


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                                   ARTICLE II
                               BOARD OF DIRECTORS

         Section 2.1 Composition of the Corporation Board. Each Duke Shareholder (including DENG so long as it is a Duke Shareholder) shall, and shall cause its Affiliates to, make nominations and vote Duke's Total Corporation Interest, and each Phillips Shareholder (including PGCSI Parent so long as it is a Phillips Shareholder) shall, and shall cause its Affiliates to, make nominations and vote Phillips' Total Corporation Interest, so that (a) the Corporation shall be managed by a board of directors (the "Corporation Board") that shall be comprised of 11 Persons, including: (i) so long as Duke's Corporation Interest equals or exceeds 30%, (A) seven individuals designated by DENG (the "Duke Directors"), including at least two Independent Directors, and (B) so long as Phillips' Corporation Interest equals or exceeds 20%, four individuals designated by PGCSI Parent (the "Phillips Directors"), including at least one Independent Director and (ii) if Duke's Corporation Interest equals or exceeds 20% but is less than 30%, (A) the number of Duke Directors shall equal the product, rounded to the nearest whole number, of (1) 11 and (2) the quotient of
(x) Duke's Corporation Interest divided by (y) the sum of (I) Duke's Corporation Interest and (II) Phillips' Corporation Interest; (B) the number of Phillips Directors shall equal the difference between (1) 11 and (2) the number of Duke Directors, (C) if there are more Duke Directors than Phillips Directors, then at least two of the Duke Directors and at least one of the Phillips Directors must be Independent Directors and (D) if there are more Phillips Directors than Duke Directors, then at least two of the Phillips Directors and at least one of the Duke Directors must be Independent Directors, and (b) the Chairman of the Corporation Board shall be one of the Directors designated by whichever of the Parties has the right at such time to designate more Directors. Each Director will serve as a Director until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

         Section 2.2 Removal and Replacement of Directors. Each Duke Shareholder (including DENG so long as it is a Duke Shareholder) shall, and shall cause its Affiliates to, vote Duke's Total Corporation Interest, and PGCSI Parent and each Phillips Shareholder (including PGCSI Parent so long as it is a Phillips Shareholder) shall, and shall cause its Affiliates to, vote Phillips' Total Corporation Interest, to remove (a) any or all of the Duke Directors at the request of DENG at any time and for any reason (or for no reason) and (b) any or all of the Phillips Directors at the request of PGCSI Parent at any time and for any reason (or for no reason). Should any Director be unwilling or unable to continue to serve, or otherwise cease to serve (including by reason of his or her involuntary removal or at the expiration of any applicable term of office), then (i) each Duke Shareholder (including DENG so long as it is a Duke Shareholder) shall, and shall cause its Affiliates to, (A) make nominations and vote Duke's Total Corporation Interest to, and (B) cause the Duke Directors to, and (ii) each Phillips Shareholder (including PGSCI so long as it is a Phillips Shareholder) shall, and shall cause its Affiliates to, (A) make nominations and vote Phillips' Total Corporation Interest to, and (B) cause the Phillips Directors to, vote to fill the resulting vacancy on the Corporation Board by a Person designated by DENG, in the case of a vacancy of a Duke Director, and by a Person designated by PGCSI Parent, in the case of a vacancy of a Phillips Director, but in each case in accordance with the Independent Director requirements of Section 2.1.


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                                  ARTICLE III
                                OTHER AGREEMENTS

         Section 3.1 Special Buy-out Right. (a) Following the one year anniversary of the consummation of the IPO, if a Phillips Veto occurs with regard to different proposals proposed in good faith at three separate meetings (with at least two months between the first and third meetings) of the Corporation Board within any 18-month period, DENG shall have the right (the "Buy-Out Right"), exercisable upon written notice (the "Buy-Out Notice") at any time after the third such Phillips Veto, but not later than the thirtieth day after the end of the eighteenth month after the occurrence of the first of the three Phillips Vetoes that are the basis for the exercise of the Buy-Out Right, to purchase all (but not less than all) of Phillips' Corporation Interest pursuant to this Section 3.1. The Buy-Out Notice shall set forth the name of a nationally recognized appraisal firm (which may be an investment banking, accounting or other firm that performs appraisal and valuation services) designated by DENG as its appraisal firm (the "Duke Appraiser").

         (b) Within 15 days from the date of receipt of the Buy-Out Notice, PGCSI Parent shall notify DENG in writing of the name of an appraisal firm (which may be an investment banking, accounting or other firm that performs appraisal and valuation services) designated as PGCSI Parent's appraisal firm (the "Phillips Appraiser"); provided, however, that if Phillips fails to select an appraisal firm, the Phillips Appraiser shall be Ernst & Young L.L.P. (provided, further, that if Ernst & Young L.L.P. fails to accept the appointment within 30 days from the date of PGCSI Parent's receipt of the Buy-Out Notice, the Appraiser Committee shall consist solely of the Duke Appraiser). If applicable, the Duke Appraiser and the Phillips Appraiser shall jointly choose a third appraisal firm (which may be an investment banking, accounting or other firm that performs appraisal and valuation services) within 15 days after the appointment of the Phillips Appraiser (provided, however, that if they fail to select a third appraisal firm within 15 days after the appointment of the Phillips Appraiser, such third firm (which shall be an investment banking, accounting or other firm that performs appraisal and valuation services) will be selected by the American Arbitration Association at the request of either party within 10 days after such request) (the "Neutral Appraiser," and together with the Duke Appraiser and the Phillips Appraiser, the "Appraiser Committee"). Once the Appraiser Committee has been selected, each of DENG and PGCSI Parent shall submit proposed Fair Market Values of Phillips' Corporation Interest to the Appraiser Committee, together with any supporting documentation such Party deems appropriate, as soon as practicable, but in no event earlier than 30 days after the date of receipt of the Buy-Out Notice nor later than (i) 30 days after the date of selection of the Neutral Appraiser, or (ii) in the event of the failure of Ernst & Young L.L.P. to accept the appointment within the required time period, 60 days from the date of PGCSI Parent's receipt of the Buy-Out Notice. If either Party fails to submit its proposed Fair Market Value within the required time period, the Fair Market Value proposed by the other Party (assuming such other Party has submitted its proposed value within the required time period) shall be deemed to be the Fair Market Value of Phillips' Corporation Interest for purposes of this Section 3.1. If both Parties submit their respective proposed values on a timely basis, the Appraiser Committee shall determine, by majority vote, the Fair Market Value of Phillips' Corporation Interest as of the date of the Buy-Out Notice as promptly as possible (and in any event on or before the 30th day after submittal of the competing proposals), which determination shall be final and binding on the Parties. The cost of such appraisal shall be paid in equal portions by each of DENG and PGCSI Parent. The Company shall provide to each of Duke and Phillips and, if applicable, the Appraiser Committee, all information reasonably requested by them.


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         (c) The closing of DENG's acquisition of Phillips' Corporation Interest shall be consummated on or before the 60th day after the determination of the Fair Market Value in accordance with Section 3.1(b). The acquisition shall be consummated at a closing held at the principal offices of the Corporation
(unless otherwise mutually agreed by DENG and PGCSI Parent) at which time the purchase price, payable in the form of immediately available funds, shall be delivered to PGCSI Parent, and PGCSI Parent shall deliver or cause to be delivered to DENG (or, at DENG's option, to a designee of DENG designated by DENG not less than five days prior to the closing) such transfer documentation reasonably acceptable to DENG (or such designee) as shall be required to evidence the transfer of Phillips' Corporation Interest, free and clear of all liens and encumbrances, except those created under this Agreement.

                                   ARTICLE IV
                       LIQUIDITY AND TRANSFER RESTRICTIONS

         Section 4.1 Right of First Offer. If a Duke Shareholder or a Phillips Shareholder (each, a "Shareholder") desires to Transfer all or any portion of its Corporation Interest (other than pursuant to a registered public offering) to a Person other than an Affiliate, then prior to effecting or making such Transfer, the Person desiring to make such Transfer (a "Transferring Entity") shall notify in writing the other Party or Parties that are not Affiliates of the Transferring Entity (whether one or more, the "Non-Transferring Entity") of the terms and conditions upon which it proposes to effect such Transfer (which notice shall be herein referred to as a "Transfer Notice" and shall include all material price and non-price terms and conditions). The Non-Transferring Entity shall have the right to acquire all (but not less than all) of the Corporation Interest that is the subject of the Transfer Notice on the same terms and conditions as are set forth in the Transfer Notice. The Non-Transferring Entity shall have 30 days following delivery of the Transfer Notice during which to notify the Transferring Entity whether or not it desires to exercise its right of first offer. If the Non-Transferring Entity does not respond during the applicable period set forth above for exercising its purchasing right under this
Section 4.1, such Non-Transferring Entity shall be deemed to have waived such right. If the Non-Transferring Entity elects to purchase all, but not less than all, of the Corporation Interest that is the subject of the Transfer Notice, the closing of such purchase shall occur at the principal place of business of the Corporation on the tenth day following the first date on which all applicable conditions precedent have been satisfied or waived (but in no event shall such closing take place later than the date that is 60 days (subject to extension for regulatory approvals, but in no event more than 180 days) following the date on which the Non-Transferring Entity agrees to purchase all of the Corporation Interest that is the subject of the Transfer Notice). The Transferring Entity and the purchasing Non-Transferring Entity agree to use commercially reasonable efforts to cause any applicable conditions precedent to be satisfied as expeditiously as possible. At the closing, (a) the Transferring Entity shall execute and deliver to the purchasing Non-Transferring Entity (or, at the option of the Non-Transferring Entity, to an Affiliate of the Non-Transferring Entity designated by the Non-Transferring Entity not less than five days prior to the closing) (i) an assignment of the Corporation Interest described in the Transfer Notice, in form and substance reasonably acceptable to the purchasing Non-Transferring Entity (or such Affiliate) and (ii) any other instruments reasonably requested by the purchasing Non-Transferring Entity to give effect to the purchase; and (b) the purchasing Non-Transferring Entity shall deliver to the Transferring Entity the purchase price specified in the Transfer Notice in immediately available funds or other consideration as specified in the Transfer Notice. If the Non-Transferring Entity does


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not elect to purchase the Corporation Interest pursuant to this Section 4.1, or having elected to so purchase such Corporation Interests fails to do so within the time period required by this Section 4.1, the Transferring Entity shall be free for a period of 180 days after the expiration of the offer period referred to above or the date of such failure, as applicable, to enter into a definitive written agreement with an unaffiliated third party regarding the Transfer of its Corporation Interest on terms and conditions that satisfy the following criteria:

               (1) the amount of consideration to be paid by the purchasing party may not be less than the consideration set forth in the Transfer Notice;

               (2) the form of consideration may not be materially different from that set forth in the Transfer Notice, except to the extent any change in the form of consideration makes the terms of the transaction less favorable from the purchaser's standpoint; and

               (3) the terms and conditions set forth in such definitive written agreement, when considered together with the form and amount of consideration to be paid by such purchasing party, may not render the terms of such transaction, taken as a whole, materially inferior (to the Transferring Entity from an economic standpoint) to those set forth in the Transfer Notice (it being agreed that the granting by the Transferring Entity of representations, warranties and indemnities with respect to the business or properties of the Corporation, as applicable, or any of its subsidiaries that are different from or in addition to any such provisions referenced in the Transfer Notice shall not be considered to be more favorable to the purchaser for purposes of this clause (3)).

If such a definitive written agreement is entered into with an unaffiliated third party within such time period, the Transferring Entity shall be free for a period of 270 days following the execution of such definitive written agreement to consummate the Transfer of its Corporation Interest in accordance with the terms thereof. If such Transfer is not consummated within such time period in accordance with the terms of such definitive written agreement, the requirements of this Section 4.1 shall apply anew to any further efforts by the Transferring Entity to Transfer its Corporation Interest.

         Section 4.2 Change of Control. (a) If (i) a Change of Control occurs with respect to a Duke Shareholder, PGCSI Parent shall have the option to purchase such Duke Shareholder's Corporation Interest for Fair Market Value pursuant to the provisions of Section 4.2(b), (c) and (d), or (ii) a Change of Control occurs with respect to a Phillips Shareholder, DENG shall have the option to purchase such Phillips Shareholder's Corporation Interest for Fair Market Value pursuant to the provisions of Section 4.2(b), (c) and (d).

         (b) In the event of a transaction giving rise to a Change of Control with respect to a Duke Shareholder or a Phillips Shareholder, as applicable, the Party who has experienced such a Change of Control transaction (the "Changing Party") shall promptly (and in any event within three days of the consummation of such transaction) deliver notice (the "Control Notice") to the other Party or Parties that are not Affiliates of the Changing Party (whether one or more, the "Non-Changing Party") of such Change of Control transaction. The Non-Changing Party shall have the right, to be exercised by notice (the "Control Acceptance") on or before the 60th day following receipt of the Control Notice (the "Control Offer Period"), to elect to purchase the Corporation Interest of the Changing Party for Fair Market Value as of the date of the Change of Control. The Control Acceptance shall set forth the name of a nationally recognized appraisal firm (which may be an investment banking, accounting or other firm that performs appraisal and valuation services) designated by the Non-Changing Party as its appraisal firm (the "Non-Changing Party Appraiser").


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         (c) If the Non-Changing Party timely delivers the Control Acceptance during the Control Offer Period, within 15 days from the date of receipt of the Control Acceptance, the Changing Party shall notify the Non-Changing Party in writing of the name of an appraisal firm (which may be an investment banking, accounting or other firm that performs appraisal and valuation services) designated as the Changing Party's appraisal firm (the "Changing Party Appraiser"); provided, however, that if the Changing Party fails to select an appraisal firm, and the Changing Party is a Duke Shareholder, the Changing Party Appraiser shall be Deloitte & Touche L.L.P., or, if the Changing Party is a Phillips Shareholder, the Changing Party Appraiser shall be Ernst & Young L.L.P.; provided, further, that if Deloitte & Touche L.L.P. or Ernst & Young L.L.P., as the case may be, fails to accept the appointment within 30 days from the date of receipt by the Changing Party of the Control Acceptance, the Control Appraiser Committee shall consist solely of the Non-Changing Party Appraiser. Except as provided in the second proviso of the immediately preceding sentence, the Non-Changing Party Appraiser and the Changing Party Appraiser shall jointly choose a third appraisal firm (which may be an investment banking, accounting or other firm that performs appraisal and valuation services) within 15 days after the appointment of the Non-Changing Party Appraiser (provided, however, that if they fail to select a third appraisal firm within 15 days after the appointment of the Non-Changing Party Appraiser, such third firm (which shall be an investment banking, accounting or other firm that performs appraisal and valuation services) will be selected by the American Arbitration Association at the request of either Party within 10 days after such request) (the "Neutral Control Appraiser," and together with the Changing Party Appraiser and the Non-Changing Party Appraiser, the "Control Appraiser Committee"). Once the Control Appraiser Committee has been chosen, each of the Changing Party and Non-Changing Party shall submit proposed Fair Market Values of the Changing Party's Corporation Interest to the Control Appraiser Committee, together with any supporting documentation such Party deems appropriate, as soon as practicable, but in no event earlier than 30 days after the date of receipt of the Control Acceptance nor later than (i) 30 days after the date of selection of the Neutral Appraiser or (ii) in the event of the failure of Deloitte & Touche L.L.P. or Ernst & Young L.L.P., as the case may be, to accept the appointment within the required time period, 60 days from the date of receipt by the Non-Changing Party of the Control Notice. If either Party fails to submit its proposed Fair Market Value within the required time period, the Fair Market Value proposed by the other Party (assuming such other Party has submitted its proposed value within the required time period) shall be deemed to be the Fair Market Value of the Changing Party's Corporation Interest for purposes of this
Section 4.2. If both Parties submit their respective proposed values on a timely basis, the Control Appraiser Committee shall determine, by majority vote, the Fair Market Value as of the date of the Change of Control of the Changing Party's Corporation Interest, as promptly as possible (and in any event on or before the 30th day after submittal of the competing proposals), which determination shall be final and binding on the Parties. The cost of such appraisal shall be paid in equal portions by (A) the Changing Party and (B) the Non-Changing Party. Each of the Changing Party and the Non-Changing Party shall provide to the other and, if applicable, the Control Appraisal Committee, all information reasonably requested by them.

         (d) The closing of the Non-Changing Party's acquisition of the Changing Party's Corporation Interest shall be consummated on or before the 60th day after the determination of the


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Fair Market Value in accordance with Section 4.2(c). The acquisition shall be consummated at a closing held at the principal offices of the Corporation (unless otherwise mutually agreed by the Changing Party and the Non-Changing Party) at which time the purchase price, payable in the form of immediately available funds, shall be delivered to the Changing Party, and the Changing Party shall deliver or cause to be delivered to the Non-Changing Party (or, at the option of the Non-Changing Party, to (i) an Affiliate of the Non-Changing Party or (ii) if the interest being transferred represents the entire Duke Corporation Interest or the entire Phillips Corporation Interest, a designee of the Non-Changing Party, in each case as designated by the Non-Changing Party not less than five days prior to the closing) such transfer documentation reasonably acceptable to the Non-Changing Party (or such Affiliate or designee) as shall be required to evidence the transfer of the Changing Party's Corporation Interest, as the case may be, free and clear of all liens and encumbrances, except those created under this Agreement.

         Section 4.3 Open Market Purchases and Transfers. Following the IPO, subject to applicable federal and state securities laws, each Shareholder and its Affiliates may make open-market purchases or sales of shares of Corporation Common Stock.

         Section 4.4 Affiliate Transfers. If either a Duke Shareholder or a Phillips Shareholder desires to Transfer all or any portion of its Corporation Interest to an Affiliate, such Transfer shall only be permitted hereunder if the transferee (other than any transferee that is already a party to this Agreement) becomes a party to this Agreement by executing an adoption agreement in substantially the form of Exhibit A hereto.

         Section 4.5 Void Transfers. Any purported Transfer of all or any portion of a Corporation Interest not permitted by this Article IV shall be void. The provisions of this Article IV with respect to Corporation Interests shall apply equally to any rights or options to purchase, or securities convertible into or exchangeable for Corporation Interests.

                                   ARTICLE V
                                  TERMINATION

         Section 5.1 Termination. (a) This Agreement shall terminate immediately if at any time either Duke's Total Corporation Interest or Phillips' Total Corporation Interest is less than 20%.

         (b) In the case of termination in accordance with this Section 5.1, upon such termination, this Agreement shall become void and have no effect; provided, however, that such termination shall not relieve any Party of any liability for any breach of this Agreement that occurred prior to such termination.

                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 6.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (including by facsimile) to the other Parties.

         Section 6.2 Governing Law; Jurisdiction and Forum; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

         (b) Each Party irrevocably submits to the jurisdiction of any Delaware state court or any federal court sitting in the State of Delaware in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Delaware state or federal court. Each Party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

         (c) To the extent that any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Party hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

         (d) Each Party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each Party certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 6.2.

         Section 6.3 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a Party hereto any rights or remedies hereunder.

         Section 6.4 Expenses. Except as set forth in this Agreement, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such costs and expenses.

         Section 6.5 Notices. All notices and other communications to be given to any Party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of a telegram or facsimile and shall be directed, if to a Party hereunder, to the address or facsimile number set forth below (or at such other address or facsimile number as such Party shall designate by like notice):

(a)      If to PGCSI Parent:

                           Phillips Petroleum Company
                           1266 Adams Building
                           Bartlesville, Oklahoma  74004
                           Attention:  Clyde W. Lea
                           Fax No.:  (918) 662-2301

                           With a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Attention:  Andrew R. Brownstein, Esq.
                           Fax No.:  (212) 403-2000

(b)      If to DENG:

                           Duke Energy Natural Gas Corporation
                           5400 Westheimer Court, 8th Floor
                           Houston, Texas  77056-5310
                           Attention:  Richard K. McGee
                           Fax No.:  (713) 569-2491

                           With a copy to:

                           Duke Energy Field Services Corporation
                           370 17th Street, Suite 900
                           Denver, Colorado 80202
                           Attention:  Martha B. Wyrsch
                           Fax No.:  (303) 605-1605

                           And to:

                           Vinson & Elkins L.L.P.
                           1001 Fannin, Suite 2300
                           Houston, Texas 77002-6760
                           Attention:  Bruce R. Bilger
                           Fax No.:  (713) 615-5429

(c)      If to the Corporation:

                           Duke Energy Field Services Corporation
                           370 17th Street, Suite 900
                           Denver, Colorado 80202
                           Attention:  Martha B. Wyrsch
                           Fax No.:  (303) 605-1605

                           With a copy to:

                           Duke Energy Corporation
                           5400 Westheimer Court, 8th Floor
                           Houston, Texas  77056-5310
                           Attention:  Richard K. McGee
                           Fax No.: (713) 569-2491

                           And to:

                           Vinson & Elkins L.L.P.
                           1001 Fannin, Suite 2300
                           Houston, Texas 77002-6760
                           Attention:  Bruce R. Bilger
                           Fax No.:  (713) 615-5429

         Section 6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that no Party will assign its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of each other Party.

         Section 6.7 Headings; Definitions. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

         Section 6.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by all Parties. Any Party may, only by an instrument in writing, waive compliance by the other Parties with any term or provision of this Agreement on the part of such other Parties to be performed or complied with. The waiver by any Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any Party, and no course of dealing between the Parties, shall constitute a waiver of any such right, power or remedy.

         Section 6.9 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         Section 6.10 Interpretation. In the event an ambiguity or question of intent or interpretation arises with respect to this Agreement, this Agreement shall be construed as if it was drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

         Section 6.11 Specific Performance. The Parties agree that irreparable damage would occur in the event that any Party fails to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement and that the Parties shall be entitled to specific performance in such event, in addition to any other remedy at law or in equity, including temporary restraining orders or temporary or permanent injunctions.

         IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered on the date first set forth above.

                                     DUKE ENERGY NATURAL GAS CORPORATION


                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                     PHILLIPS PETROLEUM COMPANY


                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A
                               ADOPTION AGREEMENT

          This Adoption Agreement ("Adoption") is executed pursuant to the terms of the Shareholders Agreement by and among Duke Energy Natural Gas Corporation and Phillips Petroleum Company, dated as of _________ , 2000, as amended to date, a copy of which is attached hereto (the "Shareholders Agreement"), by the transferee ("Transferee") executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

         1. Acknowledgment. Transferee acknowledges that Transferee is acquiring certain [describe securities acquired], subject to the terms and conditions of the Shareholders Agreement. Capitalized terms used herein without definition are defined in the Shareholders Agreement.

         2. Agreement. Transferee (a) agrees that [describe securities] acquired by Transferee shall be bound by and subject to the terms of the Shareholders Agreement and (b) hereby joins in, and agrees to be bound by, the Shareholders Agreement with the same force and effect as if it were originally a party thereto and a Duke Shareholder or a Phillips Shareholder, as applicable, thereunder.

         3. Notice. Any notice required by the Shareholders Agreement shall be given to Transferee at the address listed beside Transferee's signature below.

      EXECUTED AND DATED on this         day of                  ,           .
                                --------        -----------------  ----------

                                         TRANSFEREE:
                                         By:
                                            ----------------------------------
                                         Notice
                                         Address:
                                                 -----------------------------

                                                 -----------------------------

                                         Telecopy:
                                                  ----------------------------

                                    EXHIBIT B
                              PHILLIPS VETO ACTIONS

1. Entering a new line of business outside of the midstream gas gathering, processing, marketing and transportation businesses (and directly related activities) in the United States and Canada.

2.   The following transactions:

     a) Any merger, consolidation, recapitalization, acquisition, divestiture, joint venture or alliance (or a related series of such transactions) involving the acquisition or expenditure (in the form of cash or otherwise) of in excess of $200,000,000 in value to or from the Corporation;

     b) Entering into any sales contract or commitment that has a term of 5 years or more and that involves annual revenues to the Corporation in excess of 5% of the Corporation's total annual sales revenues for the most recently completed fiscal year.

3. Any capital expenditure in excess of $200,000,000 (other than a capital expenditure to effect any merger, consolidation, recapitalization, acquisition, divestiture, joint venture or alliance).

4.   Any borrowing in excess of $200,000,000.